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Exhibit 99.1

UNAUDITED, PRO FORMA COMBINED FINANCIAL INFORMATION

        The following unaudited, pro forma combined financial information describes the pro forma effect of our proposed transaction with ILEX Oncology, Inc., or ILEX, on our statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004, as if the transaction had occurred on January 1, 2003, and our balance sheet as of June 30, 2004, as if the transaction had occurred on this date. Certain historical financial information of ILEX has been reclassified to conform with the presentation of our historical financial statements.

        This pro forma combined financial information is for informational purposes only. It does not purport to indicate the results that would have actually been obtained had the transaction been completed on the assumed date or for the periods presented, or which may be obtained in the future. To produce the pro forma financial information, we allocated the purchase price using our best estimates. The unaudited, pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements, including notes thereto, of both Genzyme and ILEX. Our historical consolidated financial statements are included in Exhibit 13.1 to our annual report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission, or SEC, on March 15, 2004 and our quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, filed with the SEC on August 9, 2004. The historical consolidated financial statements of ILEX are included in pages F-1 through F-31 of ILEX's annual report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 12, 2004 and pages 3 through 10 of ILEX's quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, filed with the SEC on July 30, 2004.

        The merger agreement between Genzyme and ILEX provides that one of our subsidiaries would be merged with and into ILEX, which would then be merged into another one of our wholly-owned subsidiaries. In the transaction, each outstanding share of ILEX common stock would be converted into the right to receive a fraction of a share of our common stock, which we refer to as Genzyme Stock. We refer to this fraction as the "exchange ratio," and it would be calculated by dividing $26.00 by the average per share closing price of Genzyme Stock as reported by the NASDAQ National Market over the 20 trading days ending on the fifth trading day prior to the closing of the transaction, except that if the average closing price is greater than $59.88, the exchange ratio would be 0.4342, and if the average closing price is less than $46.58, the exchange ratio would be 0.5582. Cash would be paid for any fractional shares that result from conversion of ILEX common stock to Genzyme Stock. Additionally, each option to purchase shares of ILEX common stock outstanding immediately before the effective date of the merger would be assumed by us after the merger and would be exchanged for a fully vested option to purchase shares of Genzyme Stock. The transaction would be accounted for as a purchase and is expected to qualify as a tax-free reorganization.

        We have prepared the unaudited, pro forma combined financial information using the purchase method of accounting for the transaction. We expect to have reorganization and restructuring expenses as well as potential operating efficiencies as a result of the transaction. The unaudited, pro forma combined financial statements and related notes do not reflect these potential expenses and efficiencies.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2003
(Amounts in thousands)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
Revenues:
Net product sales	$1,563,509	$—	$—		$1,563,509
Product profit and royalty	—	23,315	—		23,315
Net service sales	130,984	—	—		130,984
Outlicensing revenue	—	2,773	—		2,773
Revenues from research and development contracts:
Related parties	1,836	—	—		1,836
Other	17,542	8,701	—		26,243

Total revenues	1,713,871	34,789	—		1,748,660

Operating costs and expenses:
Cost of products sold	399,961	—	—		399,961
Cost of services sold	75,683	—	—		75,683
Selling, general and administrative	519,977	14,713	—		534,690
Research and development (including research and development related to contracts)	335,256	60,693	—		395,949
Amortization of intangibles	80,257	4,945	19,113	[A1]	104,315
Purchase of in-process research and development	158,000	—	—		158,000
Charge for impaired goodwill	102,792	—	—		102,792
Charge for impaired assets	10,894	213	—		11,107
Settlement charge	—	16,500	—		16,500

Total operating costs and expenses	1,682,820	97,064	19,113		1,798,997

Operating income (loss)	31,051	(62,275)	(19,113)		(50,337)

Other income (expenses):
Equity in loss of equity method investments	(16,743)	—	—		(16,743)
Minority interest	2,232	—	—		2,232
Loss on investments in equity securities	(1,201)	—	—		(1,201)
Loss on sale of product line	(27,658)	—	—		(27,658)
Other	959	18	—		977
Investment income	43,015	4,304	—		47,319
Interest expense	(26,600)	(4,137)	—		(30,737)

Total other income (expenses)	(25,996)	185	—		(25,811)

Income (loss) before income taxes	5,055	(62,090)	(19,113)		(76,148)
(Provision for) benefit from income taxes	(72,647)	(24)	29,907	[A2]	(42,764)

Net income (loss)	$(67,592)	$(62,114)	$10,794		$(118,912)

See Notes to Unaudited, Pro Forma Combined Financial Statements.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2003
(Amounts in thousands, except per share data)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
Net income (loss) per share:
Allocated to Genzyme Stock(1,2):
Genzyme General net income (loss)	$82,143	$(62,114)	$10,794	[A3]	$30,823
Tax benefit allocated from Genzyme Biosurgery	8,720	—	—		8,720
Tax benefit allocated from Genzyme Molecular Oncology	3,420	—	—		3,420

Net income (loss) allocated to Genzyme Stock	$94,283	$(62,114)	$10,794		$42,963

Net income per share of Genzyme Stock:
Basic	$0.43				$0.18

Diluted	$0.42				$0.18

Weighted average shares outstanding:
Basic	219,376				237,755

Diluted	225,419				244,083

Allocated to Biosurgery Stock (through June 30, 2003)(1,2):
Genzyme Biosurgery net loss	$(166,656)				$(166,656)
Allocated tax benefit	14,005				14,005

Net loss allocated to Biosurgery Stock	$(152,651)				$(152,651)

Net loss per share of Biosurgery Stock—basic and diluted	$(3.76)				$(3.76)

Weighted average shares outstanding	40,630				40,630

Allocated to Molecular Oncology Stock (through June 30, 2003)(1,2):
Net loss allocated to Molecular Oncology Stock	$(9,224)				$(9,224)

Net loss per share of Molecular Oncology Stock—basic and diluted	$(0.54)				$(0.54)

Weighted average shares outstanding	16,958				16,958

(1)
Effective July 1, 2003, in connection with the elimination of its tracking stock structure, we ceased allocating earnings to Genzyme Biosurgery and Genzyme Molecular Oncology. From that date forward, all of our earnings are allocated to Genzyme General. Earnings or losses allocated to Genzyme Biosurgery and Genzyme Molecular Oncology prior to July 1, 2003 remain allocated to those divisions and are not affected by the elimination of our tracking stock structure.

(2)
From July 1, 2003 through May 27, 2004, we referred to our outstanding series of common stock as Genzyme General Stock. At our annual meeting of shareholders on May 27, 2004, our shareholders approved an amendment to our charter that eliminated the designation of separate series of common stock, resulting in 690,000,000 authorized shares of a single series of common stock, which we refer to as Genzyme Stock.

See Notes to Unaudited, Pro Forma Combined Financial Statements.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2004
(Amounts in thousands, except per share amounts)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
Revenues:
Net product sales	$945,629	$—	$—		$945,629
Product profit and royalty	—	11,042	—		11,042
Net service sales	89,558	—	—		89,558
Outlicensing revenue	—	1,675	—		1,675
Revenues from research and development contracts	5,652	5,395	—		11,047

Total revenues	1,040,839	18,112	—		1,058,951

Operating costs and expenses:
Cost of products sold	213,543	—	—		213,543
Cost of services sold	56,287	—	—		56,287
Selling, general and administrative	296,070	12,604	(4,291)	[A4]	304,383
Research and development (including research and development related to contracts)	192,186	37,409	—		229,595
Amortization of intangibles	53,490	2,492	9,537	[A1]	65,519

Total operating costs and expenses	811,576	52,505	5,246		869,327

Operating income (loss)	229,263	(34,393)	(5,246)		189,624

Other income (expenses):
Equity in loss of equity method investments	(8,105)	—	—		(8,105)
Minority interest	2,126	—	—		2,126
Gain on investments in equity securities	424	—	—		424
Other	(714)	11	—		(703)
Investment income	13,279	1,195	—		14,474
Interest expense	(27,821)	(1,027)	—		(28,848)

Total other income (expenses)	(20,811)	179	—		(20,632)

Income (loss) before income taxes	208,452	(34,214)	(5,246)		168,992
(Provision for) benefit from income taxes	(62,382)	(15)	14,536	[A2]	(47,861)

Net income (loss)	$146,070	$(34,229)	$9,290		$121,131

See Notes to Unaudited, Pro Forma Combined Financial Statements.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2004
(Amounts in thousands, except per share amounts)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
Net income (loss) per share allocated to Genzyme Stock:
Net income (loss) allocated to Genzyme Stock	$146,070	$(34,229)	$9,290	[A3]	$121,131

Net income (loss) per share of Genzyme Stock:
Basic	$0.65				$0.50

Diluted	$0.63				$0.48

Weighted average shares outstanding:
Basic	226,145				244,524

Diluted	231,731				250,395

(1)
Effective July 1, 2003, in connection with the elimination of its tracking stock structure, we ceased allocating earnings to Genzyme Biosurgery and Genzyme Molecular Oncology. From that date forward, all of our earnings are allocated to Genzyme General. Earnings or losses allocated to Genzyme Biosurgery and Genzyme Molecular Oncology prior to July 1, 2003 remain allocated to those divisions and are not affected by the elimination of our tracking stock structure.

(2)
From July 1, 2003 through May 27, 2004, we referred to our outstanding series of common stock as Genzyme General Stock. At our annual meeting of shareholders on May 27, 2004, our shareholders approved an amendment to our charter that eliminated the designation of separate series of common stock, resulting in 690,000,000 authorized shares of a single series of common stock, which we refer to as Genzyme Stock.

See Notes to Unaudited, Pro Forma Combined Financial Statements.

GENZYME CORPORATION
UNAUDITED, PRO FORMA COMBINED BALANCE SHEETS
As of June 30, 2004
(Amounts in thousands, except par value amounts)

	Historical Genzyme Corporation	Historical ILEX Oncology, Inc.	Pro Forma Adjustments	Footnote Reference	Pro Forma Genzyme Corporation
ASSETS
Current assets:
Cash and cash equivalents	$289,857	$64,906	$—		$354,763
Short-term investments	10,543	59,729	—		70,272
Restricted short-term investments	—	816	—		816
Accounts receivable, net	473,053	9,218	—		482,271
Inventories	268,920	—	—		268,920
Prepaid expenses and other current assets	69,422	3,966	—		73,388
Deferred tax assets	133,433	—	39,613	[A5]	173,046

Total current assets	1,245,228	138,635	39,613		1,423,476
Property, plant and equipment, net	1,202,580	2,910	—		1,205,490
Long-term investments	356,647	18,062	—		374,709
Restricted long-term investments	—	1,691	—		1,691
Notes receivable—related parties	9,470	—	—		9,470
Goodwill, net	803,178	—	298,328	[A5]	1,101,506
Other intangible assets, net	895,237	57,334	231,366	[A5]	1,183,937
Investments in equity securities	121,651	—	—		121,651
Other noncurrent assets	70,764	1,352	(1,266)	[A6]	70,850

Total assets	$4,704,755	$219,984	$568,041		$5,492,780

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$77,543	$10,195	$—		$87,738
Accrued expenses	262,869	5,841	12,154	[A6]	280,864
Deferred revenue	12,611	512	—		13,123
Current portion of long-term debt and capital lease obligations	144,480	19,418	—		163,898

Total current liabilities	497,503	35,966	12,154		545,623
Long-term debt and capital lease obligations	148,131	—	—		148,131
Convertible notes	690,000	—	—		690,000
Deferred revenue—noncurrent	7,870	902			8,772
Deferred tax liabilities	186,213	—	21,443	[A5]	207,656
Other noncurrent liabilities	51,349	734	—		52,083

Total liabilities	1,581,066	37,602	33,597		1,652,265

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value	—	—	—		—
Common stock-Genzyme Stock, $0.01 par value	2,269	—	184	[A5]	2,453
Additional paid-in capital-Genzyme Stock	3,015,917	—	991,242	[A5]	4,007,159
Notes receivable from stockholders	(13,557)	—	—		(13,557)
Accumulated deficit	(52,490)	—	(274,600)	[A5]	(327,090)
Accumulated other comprehensive income	171,550	—	—		171,550
ILEX Oncology, Inc. convertible preferred stock, $0.01 par value	—	—	—		—
ILEX Oncology, Inc. common stock, $0.01 par value	—	391	(391)	[A7]	—
ILEX Oncology, Inc. additional paid-in capital	—	561,292	(561,292)	[A7]	—
ILEX Oncology, Inc. deferred compensation	—	(215)	215	[A7]	—
ILEX Oncology, Inc. accumulated deficit	—	(379,773)	379,773	[A7]	—
ILEX Oncology, Inc. accumulated other comprehensive income	—	687	(687)	[A7]	—

Total stockholders' equity	3,123,689	182,382	534,444		3,840,515

Total liabilities and stockholders' equity	$4,704,755	$219,984	$568,041		$5,492,780

See Notes to Unaudited, Pro Forma Combined Financial Statements.

NOTES TO UNAUDITED, PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) ACCOUNTING POLICIES AND PRO FORMA INFORMATION

Allocation of Earnings and Elimination of the Designation of Separate Series of Common Stock

        Effective July 1, 2003, in connection with the elimination of its tracking stock structure, we ceased allocating earnings to Genzyme Biosurgery and Genzyme Molecular Oncology. From that date forward, all of our earnings are allocated to Genzyme General. Earnings or losses allocated to Genzyme Biosurgery and Genzyme Molecular Oncology prior to July 1, 2003 remain allocated to those divisions and are not affected by the elimination of our tracking stock structure.

        From July 1, 2003 through May 27, 2004, we referred to our outstanding series of common stock as Genzyme General Stock. At our annual meeting of shareholders on May 27, 2004, our shareholders approved an amendment to our charter that eliminated the designation of separate series of common stock, resulting in 690,000,000 authorized shares of a single series of common stock, which we refer to as Genzyme Stock.

Pro Forma Information

        The following unaudited, pro forma combined financial information describes the pro forma effect of our proposed merger with ILEX on our statements of operations for the year ended December 31, 2003 and for the six months ended June 30, 2004, as if the transaction had occurred on January 1, 2003, and our balance sheet as of June 30, 2004, as if the transaction had occurred on this date. Certain historical financial information of ILEX has been reclassified to conform to the presentation of our historical financial statements.

(2) PURCHASE PRICE ALLOCATION

        The estimated aggregate purchase price is comprised of the following (amounts in thousands):

Issuance of 18,379,383 shares of Genzyme Stock	$946,722
Issuance of options to purchase 1,887,760 shares of Genzyme Stock	44,704
Transaction costs	8,810

Total purchase price	$1,000,236

        Upon the closing of the transaction (the measurement date), the exchange ratio determining the number of shares of Genzyme Stock to be issued in the transaction will be established. The exact number of shares to be issued may change as a result of changes in the number of shares of ILEX common stock outstanding prior to closing and fluctuations in the price of Genzyme Stock. Assuming that a measurement date occurred on February 26, 2004, the date on which the transaction was announced, approximately 18.4 million shares of Genzyme Stock valued at $946.7 million would have been issued in exchange for the outstanding shares of ILEX common stock, based on the six day average trading price commencing two days before the assumed measurement date.

        Options to purchase approximately 4,010,538 shares of ILEX common stock would be exchanged for options to purchase approximately 1,887,760 shares of Genzyme Stock based on the assumed exchange ratio. Using the assumed value of Genzyme Stock to be issued in the transaction and certain other assumptions in the Black-Scholes option valuation model, the Genzyme options issued in exchange for the ILEX options were valued at approximately $44.7 million. The exact number of options to purchase shares of Genzyme Stock and the total estimated value of these options to be issued may change as a result of changes in the number of options to purchase shares of ILEX common stock outstanding prior to closing and fluctuations in the closing price of Genzyme Stock.

        For purposes of the unaudited, pro forma combined financial statements, we allocated the aggregate purchase price of approximately $1.0 billion to the acquired tangible and intangible assets and assumed liabilities of ILEX based on their estimated respective fair values as of June 30, 2004 (amounts in thousands):

Cash and cash equivalents	$64,906
Short-term investments	58,674
Restricted short-term investments	816
Accounts receivable	9,218
Deferred tax assets-current	39,613
Other current assets	5,021
Long-term investments	18,062
Restricted long-term investments	1,691
Property, plant and equipment	2,910
Other intangible assets (to be amortized straight-line over 12 years)	288,700
Goodwill	298,328
In-process research and development	274,600
Other assets	1,352
Assumed liabilities:
Note payable	(19,418)
Other assumed liabilities	(22,794)
Deferred tax liability	(21,443)

Allocated purchase price	$1,000,236

        The total purchase price, the estimated fair values of assets acquired and liabilities assumed, the allocation of purchase price and the lives of intangible assets would be determined upon completion of the transaction and may vary from the amounts we have presented in these unaudited, pro forma combined financial statements.

        In connection with the proposed transaction, we would acquire in-process research and development, or IPR&D, related to three development projects, CAMPATH (for indications other than B-cell chronic lymphocytic leukemia), clofarabine and ILX-651.

        CAMPATH is a humanized monoclonal antibody that binds to a specific target, CD52, on cell surfaces leading the body's immune system to destroy malignant, or cancerous, cells. CAMPATH was launched in May 2001 in the United States and in August 2001 in Europe under the name MABCAMPATH. The product is approved for use in patients with B-cell chronic lymphocytic leukemia who have been treated with alkylating agents and who have failed fludarabine therapy, and ILEX is now conducting trials in non-Hodgkin's lymphoma and multiple sclerosis as well.

        Clofarabine is a next-generation, purine nucleoside antimetabolite that is currently under investigation in pediatric and adult leukemias and solid tumors. ILEX has submitted the final section of its "rolling" New Drug Application with the FDA for acute pediatric leukemias based on phase II clinical trial data.

        ILX-651 is a next-generation synthetic pentapeptide analog of the natural substance dolastatin-15. This product candidate targets tubulin and has been chemically modified to provide improved pharmacological properties over earlier members of its class. ILEX initiated phase II clinical trials of ILX-651 in late 2003 in recurrent or metastatic melanoma and in locally advanced or metastatic non-small cell lung cancer.

        As of June 30, 2004, none of these projects had reached technological feasibility nor had an alternative future use. Accordingly, we allocated to IPR&D, and charged to accumulated deficit in our unaudited, pro forma combined balance sheet as of June 30, 2004, $274.6 million, representing the portion of the purchase price attributable to these projects, of which $115.8 million is attributable to the CAMPATH development project, $118.6 million is attributable to the clofarabine development project and $40.2 million is related to the ILX-651 development project. The portion of the purchase price estimated to be attributable to these programs would be charged to expense upon completion of the transaction. Material non-recurring charges, such as IPR&D, are not reflected in these unaudited, pro forma combined financial statements of operations for the year ended December 31, 2003 and six months ended June 30, 2004.

        Management assumes responsibility for determining the IPR&D valuation. The fair value assigned to purchased IPR&D was estimated by discounting, to present value, the cash flows expected to result from each project once it has reached technological feasibility. We used a discount rate of 11% and cash flows that have been probability-adjusted to reflect the risks of advancement through the product approval process. In estimating future cash flows, we also considered other tangible and intangible assets required for successful exploitation of the technology resulting from the purchased IPR&D projects and adjusted future cash flows for a charge reflecting the contribution to value of these assets.

(3) PRO FORMA ADJUSTMENTS

        The following adjustments reflect the exchange of ILEX common stock for Genzyme Stock in the transaction as well as the exchange of options to purchase shares of ILEX common stock for fully vested options to purchase shares of Genzyme Stock.

I. Unaudited, Pro Forma Combined Statements of Operations of Genzyme

(A1)
To record the amortization of acquired other intangible assets, all of which will be amortized straight-line over 12 years, for the year ended December 31, 2003 and the six months ended June 30, 2004 (amounts in thousands):

Other Intangible Assets:	Assigned Value	Annual Amortization	Six Months Amortization
Developed technology	$178,900	$14,908	$7,454
Core technology	105,500	8,792	4,396
Trademark	2,400	200	100
Technology license	1,900	158	79

Total	$288,700	$24,058	$12,029

(A2)
To adjust the tax provision for the impact of the historical losses of ILEX and the pro forma adjustments related to the proposed transaction.

(A3)
The pro forma adjustments to net income (loss) reflect the aggregate impact of all pro forma adjustments on our income (loss).

(A4)
To eliminate $4.3 million of non-recurring transaction costs included in the historical statements of operations of ILEX for the six months ended June 30, 2004. There were no similar transaction costs included in the historical statements of operations of ILEX for the year ended December 31, 2003.

II. Unaudited, Pro Forma Combined Balance Sheets of Genzyme

(A5)
To record the assumption of the net assets of ILEX and the issuance of approximately 18.4 million shares of Genzyme Stock.

  The other intangible assets of approximately $288.7 million are comprised of the following (amounts in thousands):

Other Intangible Assets:	Assigned Value
Developed technology	$178,900
Core technology	105,500
Trademark	2,400
Technology license	1,900

Total	$288,700

  Material non-recurring charges, such as the acquired IPR&D charge of $274.6 million resulting from the proposed transaction, are not reflected in our unaudited, pro forma combined statements of operations for the year ended December 31, 2003 or six months ended June 30, 2004. The $274.6 million allocated to IPR&D has been charged to accumulated deficit for purposes of the pro forma balance sheet presentation only and would be charged to expense in our statements of operations upon completion of the transaction.

(A6)
To accrue the following expenses which have not been reflected in our historical balances as of June 30, 2004:

•
$7.5 million for the estimated merger costs we expect to incur; and

•
$4.6 million for severance and bonus payments to certain officers of ILEX that we would be contractually obligated to pay.

  Our historical other noncurrent assets as of June 30, 2004 include $1.3 million of merger costs incurred prior to that date.

(A7)
To eliminate ILEX's historical stockholders' equity amounts totaling $182.4 million.

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  Exhibit 99.1
UNAUDITED, PRO FORMA COMBINED FINANCIAL INFORMATION